CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of VanEck ETF Trust of our reports dated November 21, 2022, relating to the financial statements and financial highlights for the funds constituting VanEck ETF Trust listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended September 30, 2022. We also consent to the references to us under the headings “Financial Statements”, “Counsel and Independent Registered Public Accounting Firm”, “Financial Highlights” and “Other Information” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
January 24, 2023

Appendix A

VanEck Biotech ETF
VanEck Digital Transformation ETF
VanEck Durable High Dividend ETF
VanEck Energy Income ETF
VanEck Environmental Services ETF
VanEck Gaming ETF
VanEck Long/Flat Trend ETF
VanEck Morningstar Global Wide Moat ETF
VanEck Morningstar International Moat ETF
VanEck Morningstar Wide Moat ETF
VanEck Pharmaceutical ETF
VanEck Retail ETF
VanEck Semiconductor ETF
VanEck Social Sentiment ETF
VanEck Video Gaming and eSports ETF
VanEck Digital Assets Mining ETF
VanEck Morningstar ESG Moat ETF
VanEck Inflation Allocation ETF